Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 12, 2021, relating to the consolidated financial statements of Cyclo Therapeutics, Inc. appearing in the entity’s Annual Report on Form 10-K for the years ended December 31, 2020 and 2019. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Orlando, Florida

May 21, 2021